EXHIBIT 99.1               PRESS RELEASE

Viking Capital Approves a Change of Control to International  Insurance  Holding
Co.

DALLAS --January 31, 2005-- Viking Capital Group, Inc. ("Viking or Company" ) announced today that it has sold controlling interest to FITT, Inc. (FITT) an international insurance and financial holding company with approximately $1 Billion in Asset. Fitt purchased 20 million common restricted shares and 1,800,000 Preferred shares of Viking's stock in exchange for 60% and controlling interest of their Caribbean based reinsurance company, Brentwood Re. Ltd., with assets valued at approximately $50 million and also working capital support for all of Viking's operations.

As part of the deal, Mr. William J. Fossen, Chairman and CEO of Viking since 1989 is retiring immediately and 50 year old Fitt Chairman and CEO Mr. Steve Mills, has assumed his positions. Fossen will assist the Company through the Change of Control. All key positions have been assumed at Viking by Fitt personnel.

Mr. Mills served at Viking as President of Viking Insurance Services, Inc. from 1995 to 1998 and is very familiar with Viking's operations and believes FITT's cash infusions if needed and $30 million of assets via the 60% ownership of the insurance operation will help Viking and Fitt meet its short and long term profit goals. This transaction gives Fitt approximately 24% of Viking's common stock and all of its outstanding Preferred Stock.

Mr. Mills intends to utilize the assets and all other resources of Fitt to build
several  financial   administrative  profit  centers  at  Viking  and  a  robust international insurance operation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "plan", "anticipate", "believe", "estimate", "expect", and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Commission, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance acquisitions and expansion, and the risks inherent in acquisitions, their management, and product and service introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations, as well as other factors, which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Commission.

...................
Contact:
Viking Capital Group, Dallas
     Roger Kron, (972)386-9996
     www.vcgi.com
To receive news on VGCP via e-mail, go to http://wwww.vcgi.com/subscribe/subscribe.html.

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